Exhibit 5.1

                            LOCKE LIDDELL & SAPP LLP
                          2200 Ross Avenue, Suite 2200
                               Dallas, Texas 75201

                                February 17, 2005

Kronos Worldwide, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas  75240-2697

     Re:  $100,000,000   Aggregate   Offering  Price  of  Securities  of  Kronos
          Worldwide, Inc.

Ladies and Gentlemen:

     We are acting as securities counsel to Kronos Worldwide, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the
"Prospectus")  and  as to be  set  forth  in  one  or  more  supplements  to the
Prospectus (each, a "Prospectus Supplement"), by the Company of up to $100,000,000 aggregate offering price of (i) one or more series of preferred stock, par value $0.01 per share (the "Preferred Stock"), (ii) common stock, par value $0.01 per share (the "Common Stock"), and/or (iii) warrants to purchase Preferred Stock or Common Stock (collectively, the "Securities Warrants"). The Preferred Stock, the Common Stock and the Securities Warrants are collectively referred to herein as the "Securities." Any Preferred Stock may be convertible into Common Stock.

     The Securities Warrants will be issued under one or more warrant agreements (each, a "Securities Warrant Agreement") each to be between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the First Amended and Restated Certificate of Incorporation of the Company, (b) the Amended and Restated Bylaws of the Company and (c) the Registration Statement, as amended. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

     The opinions set forth below address the effect on the subject transaction only of the federal laws of the United States, the laws of the State of Texas and, to the extent relevant to the opinions expressed in this letter, the General Corporation Law of the State of Delaware, each as presently in effect, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. You should be aware that we are not admitted to the practice of law in the State of Delaware and any opinion herein as to the laws of such state are based solely upon the latest unofficial compilation of the corporate statutes and case law of such state available to us.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

     1. The Preferred Stock has been duly authorized by the Company, and when the Preferred Stock have been duly established in accordance with the terms of the Company's Certificate of Designation defining the rights and preferences of the Preferred Stock, and applicable law, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Preferred Stock will be validly issued, fully paid and nonassessable.

     2. The Common Stock has been duly authorized, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, will be validly issued, fully paid and nonassessable.

     3. The Warrant Agreements have been duly authorized and, when the final terms thereof have been duly established, and when duly executed and delivered by the Company, will constitute the legally valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

     4. The Securities Warrants have been duly authorized by the Company, and when the final terms thereof have been duly established, and when duly executed and delivered by the Company and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

     To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                            Very truly yours,

                            LOCKE LIDDELL & SAPP LLP

                            By:/s/ Don M. Glendenning
                               ------------------------------------
                               Don M. Glendenning